                                                                   Exhibit 99.01

CONTACTS:                  INVESTORS                            MEDIA
                           Linda Fellows, VP                    Holly Anderson
                           Intuit Inc.                          Intuit Inc.
                           (650) 944-5436                       (650) 944-3992
                                                                or
                                                                Heather McLellan
                                                                Intuit Inc.
                                                                (650) 944-3501

FOR IMMEDIATE RELEASE

              INTUIT'S FIRST-QUARTER 2004 REVENUE GROWS 14 PERCENT

                         Reaffirms Fiscal 2004 Guidance

MOUNTAIN VIEW, CALIF. - NOV. 19, 2003 -- Intuit Inc. (Nasdaq: INTU) today announced results for the first quarter of fiscal 2004, which ended Oct. 31, 2003.

      "Intuit is off to a good start for the fiscal year with solid first-quarter results," said Steve Bennett, Intuit's president and chief executive officer. "Looking forward, we're excited about the busy tax and small business season ahead, with our new TurboTax and QuickBooks offerings hitting retail shelves in the next few weeks."

FIRST-QUARTER 2004 HIGHLIGHTS

      - Revenue of $242.5 million increased 14 percent from the year-ago quarter. Growth was driven by strong performance in Intuit's QuickBooks, Small Business Products and Services and Vertical Business Management Solutions growth engines. Each of Intuit's business segments reached or exceeded the revenue targets provided three months ago.

      - Intuit had a pro forma net loss of $47.9 million versus a pro forma net loss of $44.5 million in the year-ago quarter. The first-quarter per share results were a pro forma net loss of $0.24 versus a pro forma net loss of $0.21 in the first quarter of fiscal 2003. Intuit typically reports a loss in its first quarter when revenue from its tax business is low but expenses remain constant. Revenue from Intuit's large TurboTax and professional tax business is highly seasonal and occurs in the company's second and third quarters.

      - On a GAAP (Generally Accepted Accounting Principles) basis, Intuit had a net loss of $54.0 million, better than a net loss of $54.7 million in the year-ago quarter. This represents a net loss of $0.27 per diluted share, versus a net loss of $0.26 per diluted share in the first quarter of fiscal 2003.

FIRST-QUARTER BUSINESS SEGMENT REVENUE GROWTH

      - QUICKBOOKS revenue grew 11 percent year-over-year to $42.8 million. Intuit reaffirmed guidance for annual QuickBooks revenue growth of 15 percent to 25 percent in fiscal 2004.

      - INTUIT'S SMALL BUSINESS PRODUCTS AND SERVICES revenue increased 22 percent over the year-ago quarter to $123.1 million. This unit includes Intuit's payroll business as well as other non-accounting products and services. Intuit reaffirmed guidance for annual Small Business Services revenue growth of 15 percent to 25 percent in fiscal 2004.

      - TURBOTAX revenue of $5.2 million was down 15 percent from first-quarter 2003, as expected. Intuit reaffirmed guidance for annual TurboTax revenue growth of 10 percent to 20 percent in fiscal 2004.

      - Revenue from Intuit's PROFESSIONAL ACCOUNTING SOLUTIONS (PAS) business increased 7 percent over the year-ago quarter to $6.9 million. Intuit reaffirmed guidance for annual PAS revenue growth of 7 percent to 12 percent.

      - Intuit's VERTICAL BUSINESS MANAGEMENT SOLUTIONS unit had organic year-over-year revenue growth of 40 percent to $26.3 million. Intuit reaffirmed guidance for annual Verticals revenue growth of 15 percent to 25 percent in fiscal 2004.

      - Revenue from Other Businesses, which includes Quicken and Canada, was $38.2 million, down 9 percent from the year-ago quarter, as expected.

FORWARD-LOOKING GUIDANCE FOR SECOND-QUARTER 2004

Intuit provided its guidance for the second quarter of fiscal 2004, which will end Jan. 31, 2004. Although financial analysts have developed their own estimates for Intuit's second-quarter performance, Intuit had not previously issued guidance for the quarter. Second-quarter 2004 guidance is:

      - Revenue of $615 million to $640 million, or year-over-year growth of 10 percent to 15 percent.

      - Pro forma operating income of $208 million to $218 million, or year-over-year growth of 13 percent to 18 percent, and GAAP operating income of $198 million to $208 million.

      - Pro forma diluted earnings per share of $0.66 to $0.71, or year-over-year growth of 8 percent to 16 percent, and GAAP diluted earnings per share of $0.63 to $0.68.

FORWARD-LOOKING GUIDANCE FOR FISCAL 2004

Intuit reaffirmed its pro forma guidance for fiscal 2004, which ends July 31, 2004. Intuit has recalculated its GAAP operating income and EPS guidance to reflect the additional amortization of intangibles associated with its October 2003 acquisition of Innovative Merchant Solutions:

      - Revenue of $1.85 billion to $1.95 billion, or year-over-year organic growth of approximately 12 percent to 18 percent.

      - Pro forma operating income of $480 million to $510 million, or growth of approximately 20 percent to 28 percent over fiscal 2003. On a GAAP basis, operating income is expected to be $443 million to $473 million, or growth of approximately 29 percent to 38 percent over fiscal 2003.

      - Pro forma diluted earnings per share of $1.57 to $1.67, or growth of approximately 13 percent to 20 percent over fiscal 2003. Intuit expects that lower growth in Interest and Other Income will slow the growth in EPS versus the growth in operating income. On a GAAP basis, diluted EPS is expected to be $1.46 to $1.56, down approximately 4 percent to 10 percent from fiscal 2003. Fiscal 2003 GAAP EPS included net income and gains from discontinued operations of nearly $80 million, or $0.38 per diluted share, which is not anticipated to recur in fiscal 2004.

ABOUT PRO FORMA, OR NON-GAAP, FINANCIAL MEASURES

Intuit computes its pro forma, or non-GAAP, financial measures using the same consistent method from quarter to quarter and year to year. Pro forma operating income excludes acquisition-related charges, such as amortization of intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and diluted earnings per share exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. These pro forma financial measures are not prepared in accordance with generally accepted accounting principles and likely are different from non-GAAP or pro forma financial measures used by other companies. The accompanying tables and fact sheet have more details on Intuit's historical performance and financial projections, the GAAP financial measures that are most directly comparable to Intuit's pro forma financial measures, and the reconciliation of pro forma financial measures to GAAP.

CONFERENCE CALL SCRIPTS, WEBCAST AND CONFERENCE CALL INFORMATION

The script that accompanies the Intuit earnings conference call and a live audio webcast of the call is available at http://www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. (PST). The replay of the audio webcast will remain on Intuit's Web site for one week after the conference call. This press release, including the tables, is available at that site and any other supplemental financial and statistical information required to be posted, including pro forma reconciliation, will be posted to that site.

The conference call number is (800) 615-5585 and (706) 679-0331 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (800) 642-1687, and (706) 645-9291 for international locations. The reservation number is 3719387.

CAUTIONS ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about future financial results and other events that have not yet occurred, including guidance about our expected results for fiscal 2004. Statements about Intuit's "guidance", statements including words such as "expect," "anticipate" or "believe," and statements in the future tense, are forward-looking statements. Actual results may differ materially from our expressed expectations because of risks and uncertainties about the future. Some of the important factors that could cause our results to differ are discussed below. More details about these and other risks are included in our SEC filings and at http://www.intuit.com/about_intuit/investors/consideration.html. We do not intend to undertake any duty to update the information in this press release if any forward-looking statement later turns out to be inaccurate.

      - We face increasingly intense competitive pressures in all of our businesses, which can have unpredictable negative effects on our revenue, profitability and market position.

      - If we do not continue to develop new products and services in a timely manner, our future financial results will suffer.

      - Expanding our product and service offerings creates risk due to the increasing complexity and decreasing predictability of our revenue streams.

      - We are continuing to implement new information systems to enable us to execute on our growth strategy, and problems with the design or implementation of these new systems could interfere with our business and operations.

      - Any significant failure in our technology systems could harm our operations and financial performance.

      - Integrating acquired businesses presents several challenges and we may not fully realize the intended benefits of our acquisitions if we do not successfully integrate them with our operations.

      - Given the nature of the products and services that we offer, our revenue and earnings are highly seasonal.

      - It is too soon to provide assurances that we will be able to generate substantial and sustained revenue growth from new products and services in our QuickBooks, Small Business Products and Services and Vertical Business Management solutions segments.

      - The product activation technology that we introduced into certain TurboTax desktop products last year could have an adverse impact on this year's results for our Consumer Tax business.

      - Significant delays or problems in developing our Consumer Tax and Professional Tax products would result in lost revenue and customers.

      - If we fail to maintain reliable and responsive service levels for our electronic tax offerings, we could lose revenue and customers.

                                    TABLE A1
                                   INTUIT INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                          THREE MONTHS ENDED
                                                                          ------------------
                                                                             OCTOBER 31,
                                                                             -----------
                                                                          2002          2003
                                                                          ----          ----
Net revenue:
  Product                                                              $ 141,903     $ 160,185
  Service                                                                 55,604        66,267
  Other                                                                   15,365        16,076
                                                                       ---------     ---------
Total net revenue                                                        212,872       242,528
                                                                       ---------     ---------
Costs and expenses:
  Cost of revenue:
    Cost of product revenue                                               28,712        32,018
    Cost of service revenue                                               36,612        35,836
    Cost of other revenue                                                  4,590         6,784
    Amortization of purchased software [B]                                 2,977         3,289
  Customer service and technical support                                  39,630        40,991
  Selling and marketing                                                   74,821        91,949
  Research and development                                                64,127        71,331
  General and administrative                                              39,616        43,695
  Charge for purchased research and development [C]                        7,789            --
  Acquisition-related charges [D]                                          9,455         6,049
                                                                       ---------     ---------
    Total costs and expenses                                             308,329       331,942
                                                                       ---------     ---------
Loss from continuing operations                                          (95,457)      (89,414)
Interest and other income                                                  8,786         7,490
Gains on marketable securities and other investments, net                    253           147
                                                                       ---------     ---------
Loss from continuing operations before income taxes                      (86,418)      (81,777)
Income tax benefit [E]                                                   (25,969)      (27,812)
                                                                       ---------     ---------
Net loss from continuing operations                                      (60,449)      (53,965)
Discontinued operations, net of income taxes:
  Gain on disposal of Quicken Loans discontinued operations [F]            5,556            --
  Net income from Intuit KK discontinued operations [G]                      208            --
                                                                       ---------     ---------
Net income from discontinued operations                                    5,764            --
                                                                       ---------     ---------
Net loss                                                               $ (54,685)    $ (53,965)
                                                                       =========     =========
Basic and diluted net loss per share from continuing operations        $   (0.29)    $   (0.27)

Basic and diluted net income per share from discontinued operations         0.03            --
                                                                       ---------     ---------
Basic and diluted net loss per share                                   $   (0.26)    $   (0.27)
                                                                       =========     =========
Shares used in basic and diluted per share amounts                       207,965       198,747
                                                                       =========     =========

                                    TABLE A2
                                   INTUIT INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                         THREE MONTHS ENDED
                                                            OCTOBER 31,
                                                            -----------
                                                         2002          2003
                                                         ----          ----
Net revenue:
  Product                                             $ 141,903     $ 160,185
  Service                                                55,604        66,267
  Other                                                  15,365        16,076
                                                      ---------     ---------
Total net revenue                                       212,872       242,528
                                                      ---------     ---------
Costs and expenses:
  Cost of revenue:
    Cost of product revenue                              28,712        32,018
    Cost of service revenue                              36,612        35,836
    Cost of other revenue                                 4,590         6,784
  Customer service and technical support                 39,630        40,991
  Selling and marketing                                  74,821        91,949
  Research and development                               64,127        71,331
  General and administrative                             39,616        43,695
                                                      ---------     ---------
    Total costs and expenses                            288,108       322,604
                                                      ---------     ---------
Loss from operations                                    (75,236)      (80,076)
Interest and other income                                 8,786         7,490
                                                      ---------     ---------
Loss before income taxes                                (66,450)      (72,586)
Income tax benefit                                      (21,929)      (24,679)
                                                      ---------     ---------
Net loss                                              $ (44,521)    $ (47,907)
                                                      =========     =========

Basic and diluted net loss per share                  $   (0.21)    $   (0.24)
                                                      =========     =========
Shares used in basic and diluted per share amounts      207,965       198,747
                                                      =========     =========

THE PRO FORMA, OR NON-GAAP, FINANCIAL MEASURES ABOVE SHOULD NOT BE CONSIDERED AS A SUBSTITUTE FOR, OR SUPERIOR TO, MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). THESE PRO FORMA FINANCIAL MEASURES ARE NOT PREPARED IN ACCORDANCE WITH GAAP AND LIKELY ARE DIFFERENT FROM PRO FORMA FINANCIAL MEASURES USED BY OTHER COMPANIES. INTUIT'S MANAGEMENT BELIEVES THAT THESE PRO FORMA FINANCIAL MEASURES PROVIDE MEANINGFUL SUPPLEMENTAL INFORMATION REGARDING INTUIT'S CORE OPERATING RESULTS BECAUSE THEY EXCLUDE AMOUNTS THAT ARE NOT NECESSARILY RELATED TO INTUIT'S CORE OPERATING RESULTS. INTUIT'S MANAGEMENT REFERS TO THESE PRO FORMA FINANCIAL MEASURES IN ASSESSING THE PERFORMANCE OF INTUIT'S ONGOING OPERATIONS AND FOR PLANNING AND FORECASTING IN FUTURE PERIODS. THESE PRO FORMA FINANCIAL MEASURES ALSO FACILITATE MANAGEMENT'S INTERNAL COMPARISONS TO INTUIT'S HISTORICAL OPERATING RESULTS. IN ADDITION, INTUIT HAS HISTORICALLY REPORTED SIMILAR PRO FORMA FINANCIAL MEASURES AND BELIEVES THAT THE INCLUSION OF COMPARATIVE NUMBERS PROVIDES CONSISTENCY IN ITS FINANCIAL REPORTING. INTUIT COMPUTES PRO FORMA FINANCIAL MEASURES USING THE SAME CONSISTENT METHOD FROM QUARTER TO QUARTER AND YEAR TO YEAR. SEE TABLE B FOR A RECONCILIATION OF THESE PRO FORMA FINANCIAL MEASURES TO GAAP.

                                     Table B
                                   INTUIT INC.
                 RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
         TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[G]
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                    THREE MONTHS ENDED                              THREE MONTHS ENDED
                                                     OCTOBER 31, 2002                                OCTOBER 31, 2003
                                          --------------------------------------          -------------------------------------
                                           PRO                                             PRO
                                          FORMA         ADJMTS     [A]      GAAP          FORMA         ADJMTS    [A]      GAAP
                                          -----         ------              ----          -----         ------             ----
Net revenue:
  Product                               $ 141,903     $      --           $ 141,903     $ 160,185     $      --          $ 160,185
  Service                                  55,604            --              55,604        66,267            --             66,267
  Other                                    15,365            --              15,365        16,076            --             16,076
                                        ---------     ---------           ---------     ---------     ---------          ---------
Total net revenue                         212,872            --             212,872       242,528            --            242,528
                                        ---------     ---------           ---------     ---------     ---------          ---------
Costs and expenses:
  Cost of revenue:
    Cost of product revenue                28,712            --              28,712        32,018            --             32,018
    Cost of service revenue                36,612            --              36,612        35,836            --             35,836
    Cost of other revenue                   4,590            --               4,590         6,784            --              6,784
    Amortization of purchased
      software                                 --         2,977    [B]        2,977            --         3,289   [B]        3,289
  Customer service and technical
    support                                39,630            --              39,630        40,991            --             40,991
  Selling and marketing                    74,821            --              74,821        91,949            --             91,949
  Research and development                 64,127            --              64,127        71,331            --             71,331
  General and administrative               39,616            --              39,616        43,695            --             43,695
  Charge for purchased research and
    development                                --         7,789    [C]        7,789            --            --                 --
  Acquisition-related charges                  --         9,455    [D]        9,455            --         6,049   [D]        6,049
                                        ---------     ---------           ---------     ---------     ---------          ---------
    Total costs and expenses              288,108        20,221             308,329       322,604         9,338            331,942
                                        ---------     ---------           ---------     ---------     ---------          ---------
Loss from continuing operations           (75,236)      (20,221)            (95,457)      (80,076)       (9,338)           (89,414)
Interest and other income                   8,786            --               8,786         7,490            --              7,490
Gains on marketable securities and
  other investments, net                       --           253                 253            --           147                147
                                        ---------     ---------           ---------     ---------     ---------          ---------
Loss from continuing operations
  before income taxes                     (66,450)      (19,968)            (86,418)      (72,586)       (9,191)           (81,777)
Income tax benefit                        (21,929)       (4,040)            (25,969)      (24,679)       (3,133)           (27,812)
                                        ---------     ---------           ---------     ---------     ---------          ---------
Net loss from continuing operations       (44,521)      (15,928)            (60,449)      (47,907)       (6,058)           (53,965)
Discontinued operations, net of
  income taxes:
  Gain on disposal of Quicken Loans
    discontinued operations                    --         5,556    [F]        5,556            --            --                 --
  Net income from Intuit KK
    discontinued operations                    --           208    [G]          208            --            --                 --
                                        ---------     ---------           ---------     ---------     ---------          ---------
Net income from discontinued
  operations                                   --         5,764               5,764            --            --                 --
                                        ---------     ---------           ---------     ---------     ---------          ---------
Net loss                                $ (44,521)    $ (10,164)          $ (54,685)    $ (47,907)    $  (6,058)         $ (53,965)
                                        =========     =========           =========     =========     =========          =========
Basic and diluted net loss per
  share from continuing operations      $   (0.21)                        $   (0.29)    $   (0.24)                       $   (0.27)
Basic and diluted net income per
  share from discontinued operations           --                              0.03            --                               --
                                        ---------                         ---------     ---------                        ---------
Basic and diluted net loss per share    $   (0.21)                        $   (0.26)    $   (0.24)                       $   (0.27)
                                        =========                         =========     =========                        =========
Shares used in basic and diluted
  per share amounts                       207,965                           207,965       198,747                          198,747
                                        =========                         =========     =========                        =========

THE PRO FORMA, OR NON-GAAP, FINANCIAL MEASURES ABOVE SHOULD NOT BE CONSIDERED AS A SUBSTITUTE FOR, OR SUPERIOR TO, MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). THESE PRO FORMA FINANCIAL MEASURES ARE NOT PREPARED IN ACCORDANCE WITH GAAP AND LIKELY ARE DIFFERENT FROM PRO FORMA FINANCIAL MEASURES USED BY OTHER COMPANIES. INTUIT'S MANAGEMENT BELIEVES THAT THESE PRO FORMA FINANCIAL MEASURES PROVIDE MEANINGFUL SUPPLEMENTAL INFORMATION REGARDING INTUIT'S CORE OPERATING RESULTS BECAUSE THEY EXCLUDE AMOUNTS THAT ARE NOT NECESSARILY RELATED TO INTUIT'S CORE OPERATING RESULTS. INTUIT'S MANAGEMENT REFERS TO THESE PRO FORMA FINANCIAL MEASURES IN ASSESSING THE PERFORMANCE OF INTUIT'S ONGOING OPERATIONS AND FOR PLANNING AND FORECASTING IN FUTURE PERIODS. THESE PRO FORMA FINANCIAL MEASURES ALSO FACILITATE MANAGEMENT'S INTERNAL COMPARISONS TO INTUIT'S HISTORICAL OPERATING RESULTS. IN ADDITION, INTUIT HAS HISTORICALLY REPORTED SIMILAR PRO FORMA FINANCIAL MEASURES AND BELIEVES THAT THE INCLUSION OF COMPARATIVE NUMBERS PROVIDES CONSISTENCY IN ITS FINANCIAL REPORTING. INTUIT COMPUTES PRO FORMA FINANCIAL MEASURES USING THE SAME CONSISTENT METHOD FROM QUARTER TO QUARTER AND YEAR TO YEAR. SEE NOTES [A] THROUGH [G] FOR DETAILS.

NOTES TO TABLES A1 AND B:

[A] Table B reconciles the differences between the pro forma or non-GAAP financial measures, which are not prepared in accordance with generally accepted accounting principles ("GAAP"), and the GAAP condensed consolidated statements of operations for the three months ended October 31, 2002 and 2003. Pro forma operating income (loss) excludes certain cost and expense line items that are in the GAAP statement of operations. For example, for the line item "acquisition-related charges," the number in the GAAP column is subtracted out of the pro forma column in calculating pro forma operating income or loss. Eliminating cost or expense items improves pro forma results compared to GAAP results. Pro forma net income
      (loss) starts with pro forma operating income or loss and then excludes certain non-operating gains and losses that are in the GAAP statement of operations. For example, for the line item "gains on marketable securities and other investments, net" the number in the GAAP column is taken out of the pro forma column in calculating pro forma net income or loss. Eliminating loss line items improves pro forma results compared to GAAP results. Eliminating gain line items decreases pro forma results compared to GAAP results.

[B] We amortize the value of software and other technology assets that we receive in connection with certain acquisitions over their estimated useful lives.

[C] In connection with certain acquisitions we determine the value of in-process projects under development for which technological feasibility has not been established. The value of each project is recorded as a charge for purchased research and development at the time of the acquisition. In the first quarter of fiscal 2003, we recorded a charge for purchased research and development of $7.8 million in connection with our acquisition of Blue Ocean Software, Inc.

[D] Acquisition-related charges include amortization of purchased intangible assets and deferred compensation related to acquisitions as well as impairment charges. For the three months ended October 31, 2002 and 2003, amortization of purchased intangible assets and deferred compensation was $9.5 million and $6.0 million and there were no impairment charges.

[E] Our effective tax rate for the first quarter of fiscal 2003 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax exempt interest income and various tax credits offset by non-deductible merger and divestiture related charges. Our effective tax rate for the first quarter of fiscal 2004 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax-exempt interest income and various tax credits offset by state taxes.

[F] On July 31, 2002, we sold our Quicken Loans mortgage business to Rock Acquisition Corporation and accounted for the sale as discontinued operations. In the first quarter of fiscal 2003, we sold our residual minority equity interest in Rock and recorded a gain of $5.6 million.

[G] On February 7, 2003, we sold our wholly owned Japanese subsidiary, Intuit KK, and accounted for the sale as discontinued operations. Accordingly, we have segregated the operating results of Intuit KK from continuing operations on our statement of operations for all periods prior to the sale. Net income from Intuit KK discontinued operations for the three months ended October 31, 2002 was net of income tax expense of $0.2 million.

                                     TABLE C
                                   INTUIT INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                  JULY 31,     OCTOBER 31,
                                                    2003          2003
                                                    ----          ----
                  ASSETS
Current assets:
 Cash and cash equivalents                       $  170,043    $  147,607
 Short-term investments                           1,036,758       770,008
 Marketable securities                                  865         1,028
 Customer deposits                                  306,007       283,154
 Accounts receivable, net                            88,156        76,828
 Deferred income taxes                               34,824        34,741
 Prepaid expenses and other current assets           32,217        52,831
                                                 ----------    ----------
     Total current assets                         1,668,870     1,366,197
Property and equipment, net                         188,253       188,997
Goodwill, net                                       591,091       691,322
Purchased intangible assets, net                    125,445       132,467
Long-term deferred income taxes                     183,061       183,061
Loans to executive officers and other
  employees                                          19,690        19,410
Other assets                                         13,857        18,229
                                                 ----------    ----------
Total assets                                     $2,790,267    $2,599,683
                                                 ==========    ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                $   56,786    $   84,633
 Accrued compensation and related liabilities       118,678        68,293
 Payroll service obligations                        306,007       283,154
 Deferred revenue                                   178,840       183,189
 Income taxes payable                                76,725        42,248
 Other current liabilities                           59,129        58,767
                                                 ----------    ----------
     Total current liabilities                      796,165       720,284
Long-term obligations                                29,265        31,058
Stockholders' equity                              1,964,837     1,848,341
                                                 ----------    ----------
Total liabilities and stockholders' equity       $2,790,267    $2,599,683
                                                 ==========    ==========

Note: Cash and short-term investments declined during the first quarter of fiscal 2004 due to our use of cash for normal seasonal operating needs, for our stock repurchase programs and for the acquisition of Innovative Merchant Solutions.

                                    TABLE D1
                                   INTUIT INC.
           RECONCILIATION OF GUIDANCE FOR PRO FORMA FINANCIAL MEASURES
              TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                           THREE MONTHS ENDING JANUARY 31, 2004
                                           ------------------------------------
                                   Pro Forma                                   GAAP
                               Range of Estimate                         Range of Estimate
                               -----------------                         -----------------
                                From         To       Adjustments         From         To
                                ----         --       -----------         ----         --
Revenue                       $615,000    $640,000    $     --          $615,000    $640,000
Operating income               208,000     218,000      (9,900) [a]      198,100     208,100
Interest and other income        3,000       5,000          --             3,000       5,000
Diluted earnings per share    $   0.66    $   0.71    $  (0.03) [b]     $   0.63    $   0.68
Shares                         208,000     212,000          --           208,000     212,000

                                               TWELVE MONTHS ENDING JULY 31, 2004
                                               ----------------------------------
                                    Pro Forma                                       GAAP
                                 Range of Estimate                             Range of Estimate
                                 -----------------                             -----------------
                                 From           To         Adjustments         From           To
                                 ----           --         -----------         ----           --
Revenue                       $1,850,000    $1,950,000    $      --         $1,850,000    $1,950,000
Operating income                 480,000       510,000      (37,000) [c]       443,000       473,000
Interest and other income         20,000        25,000           --             20,000        25,000
Diluted earnings per share    $     1.57    $     1.67    $   (0.11) [d]    $     1.46    $     1.56
Shares                           210,000       215,000           --            210,000       215,000

[a] Reflects estimated adjustments for amortization of purchased software of approximately $3.3 million and amortization of purchased intangible assets of approximately $6.6 million for the three months ending January 31, 2004.

[b] Net of related income tax expense, the pro forma adjustments in item [a] result in a $0.03 per diluted share adjustment for the three months ending January 31, 2004.

[c] Reflects estimated adjustments for amortization of purchased software of approximately $13.0 million and amortization of purchased intangible assets of approximately $24.0 million for the twelve months ending July 31, 2004.

[d] Net of related income tax expense, the pro forma adjustments in item [c] result in a $0.11 per diluted share adjustment for the twelve months ending July 31, 2004.


THE PRO FORMA, OR NON-GAAP, FINANCIAL MEASURES ABOVE SHOULD NOT BE CONSIDERED AS A SUBSTITUTE FOR, OR SUPERIOR TO, MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). THESE PRO FORMA FINANCIAL MEASURES ARE NOT PREPARED IN ACCORDANCE WITH GAAP AND LIKELY ARE DIFFERENT FROM PRO FORMA FINANCIAL MEASURES USED BY OTHER COMPANIES. INTUIT'S MANAGEMENT BELIEVES THAT THESE PRO FORMA FINANCIAL MEASURES PROVIDE MEANINGFUL SUPPLEMENTAL INFORMATION REGARDING INTUIT'S CORE OPERATING RESULTS BECAUSE THEY EXCLUDE AMOUNTS THAT ARE NOT NECESSARILY RELATED TO INTUIT'S CORE OPERATING RESULTS. INTUIT'S MANAGEMENT REFERS TO THESE PRO FORMA FINANCIAL MEASURES IN ASSESSING THE PERFORMANCE OF INTUIT'S ONGOING OPERATIONS AND FOR PLANNING AND FORECASTING IN FUTURE PERIODS. THESE PRO FORMA FINANCIAL MEASURES ALSO FACILITATE MANAGEMENT'S INTERNAL COMPARISONS TO INTUIT'S HISTORICAL OPERATING RESULTS. IN ADDITION, INTUIT HAS HISTORICALLY REPORTED SIMILAR PRO FORMA FINANCIAL MEASURES AND BELIEVES THAT THE INCLUSION OF COMPARATIVE NUMBERS PROVIDES CONSISTENCY IN ITS FINANCIAL REPORTING. INTUIT COMPUTES PRO FORMA FINANCIAL MEASURES USING THE SAME CONSISTENT METHOD FROM QUARTER TO QUARTER AND YEAR TO YEAR.

THE RECONCILIATIONS OF THE FORWARD-LOOKING PRO FORMA FINANCIAL MEASURES TO GAAP IN THIS TABLE D1 INCLUDE ALL INFORMATION REASONABLY AVAILABLE TO INTUIT AT THE DATE OF THIS PRESS RELEASE. THE ADJUSTMENTS IN THIS TABLE ARE THOSE THAT MANAGEMENT CAN PREDICT. INTUIT'S PRO FORMA FINANCIAL MEASURES EXCLUDE ACQUISITION-RELATED CHARGES, DISCONTINUED OPERATIONS AND GAINS AND LOSSES ON MARKETABLE SECURITIES. EVENTS THAT COULD CAUSE THE RECONCILIATION TO CHANGE INCLUDE ACQUISITIONS AND DIVESTITURES OF BUSINESSES, GOODWILL AND OTHER ASSET IMPAIRMENTS AND SALES OF MARKETABLE SECURITIES.

                                    TABLE D2
                                   INTUIT INC.
           RECONCILIATION OF SUPPLEMENTAL PRO FORMA FINANCIAL MEASURES
                    TO MOST DIRECTLY COMPARABLE GAAP MEASURES
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                THREE MONTHS ENDED JANUARY 31, 2003
                                -----------------------------------
                                 Pro
                                Forma        Adjustments        GAAP
                                -----        -----------        ----
Revenue                       $558,076      $      --         $  558,076
Operating income               184,421        (13,742) [a]       170,679
Diluted earnings per share    $   0.61      $   (0.01) [b]    $     0.60

                                  TWELVE MONTHS ENDED JULY 31, 2003
                                  ---------------------------------
                                 Pro
                                Forma        Adjustments        GAAP
                                -----        -----------        ----
Revenue                       $1,650,743    $     --          $1,650,743
Operating income              $  399,834    $ (56,602) [c]    $  343,232
Operating margin                    24.2%        -3.4% [c]          20.8%
Diluted earnings per share    $     1.39    $    0.24  [d]    $     1.63

                                  TWELVE MONTHS ENDED JULY 31, 2000
                                  ---------------------------------
                                 Pro
                                Forma        Adjustments        GAAP
                                -----        -----------        ----
Revenue                       $ 981,718     $      --         $  981,718
Operating income              $ 170,937     $(158,523) [e]    $   12,414
Operating margin                   17.4%        -16.1% [e]           1.3%
Diluted earnings per share    $    0.69     $     0.76 [f]    $     1.45

[a] Reflects adjustments for amortization of purchased software of $3.5 million, charges for purchased research and development of $1.1 million and amortization of purchased intangible assets of $9.1 million for the three months ended January 31, 2003.

[b] Reflects the adjustments in item [a] and adjustments for net gains on marketable securities of $2.8 million and net income from discontinued operations of $3.1 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.01 per diluted share adjustment for the three months ended January 31, 2003.

[c] Reflects adjustments for amortization of purchased software of $13.8 million, charges for purchased research and development of $8.9 million and amortization of purchased intangible assets of $33.9 million, resulting in a 3.4% adjustment to operating margin for the twelve months ended July 31, 2003.

[d] Reflects the adjustments in item [c] and adjustments for net gains on marketable securities of $10.9 million and net income from discontinued operations of $79.8 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.24 per diluted share adjustment for the twelve months ended July 31, 2003.

[e] Reflects adjustments for amortization of purchased software of $7.0 million, charges for purchased research and development of $1.3 million and amortization of goodwill and purchased intangible assets of $150.2 million, resulting in a 16.1% adjustment to operating margin for the twelve months ended July 31, 2000.

[f] Reflects the adjustments in item [e] and adjustments for net gains on marketable securities of $481.1 million and net income from discontinued operations of $20.0 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.76 per diluted share adjustment for the twelve months ended July 31, 2000.


THE PRO FORMA, OR NON-GAAP, FINANCIAL MEASURES ABOVE SHOULD NOT BE CONSIDERED AS A SUBSTITUTE FOR, OR SUPERIOR TO, MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). THESE PRO FORMA FINANCIAL MEASURES ARE NOT PREPARED IN ACCORDANCE WITH GAAP AND LIKELY ARE DIFFERENT FROM PRO FORMA FINANCIAL MEASURES USED BY OTHER COMPANIES. INTUIT'S MANAGEMENT BELIEVES THAT THESE PRO FORMA FINANCIAL MEASURES PROVIDE MEANINGFUL SUPPLEMENTAL INFORMATION REGARDING INTUIT'S CORE OPERATING RESULTS BECAUSE THEY EXCLUDE AMOUNTS THAT ARE NOT NECESSARILY RELATED TO INTUIT'S CORE OPERATING RESULTS. INTUIT'S MANAGEMENT REFERS TO THESE PRO FORMA FINANCIAL MEASURES IN ASSESSING THE PERFORMANCE OF INTUIT'S ONGOING OPERATIONS AND FOR PLANNING AND FORECASTING IN FUTURE PERIODS. THESE PRO FORMA FINANCIAL MEASURES ALSO FACILITATE MANAGEMENT'S INTERNAL COMPARISONS TO INTUIT'S HISTORICAL OPERATING RESULTS. IN ADDITION, INTUIT HAS HISTORICALLY REPORTED SIMILAR PRO FORMA FINANCIAL MEASURES AND BELIEVES THAT THE INCLUSION OF COMPARATIVE NUMBERS PROVIDES CONSISTENCY IN ITS FINANCIAL REPORTING. INTUIT COMPUTES PRO FORMA FINANCIAL MEASURES USING THE SAME CONSISTENT METHOD FROM QUARTER TO QUARTER AND YEAR TO YEAR.

INTUIT FACTS...                                                      INTUIT INC.
Q1/FY04                                        INVESTOR RELATIONS (650) 944-5436
                                                                    NASDAQ: INTU

FINANCIAL OUTLOOK[A]

                              (ACTUAL)       (guidance)    (in future)     (in future)      (GUIDANCE)    (actual)
       (MILLIONS)             Q1 FY04          Q2 FY04       Q3 FY04         Q4 FY04           FY04         FY03
       ----------             -------          -------       -------         -------           ----         ----
QuickBooks                    $   42.8        $110-$120                                                   $  242.8
% of change YOY                     11%                                                        15%-25%          24%

Small Business Products &
Services                      $  123.1        $142-$152                                                   $  454.9
% of change YOY                     22%                                                        15%-25%          35%

TurboTax                      $    5.2        $114-$124                                                   $  422.9
% of change YOY                    (15%)                                                        10%-20%         20%

Vertical Businesses           $   26.3          $26-$29                                                   $   94.8
% of change YOY                     40%                                                         15%-25%        New

Prof. Accounting Solutions    $    6.9        $150-$160                                                   $  243.4
% of change YOY                      7%                                                          7%-12%          8%

All Other                     $   38.2          $67-$72                                                   $  191.9
% of change YOY                     (9%)                                                          0%-5%          2%
                              --------      -----------    -----------     -----------     -----------    --------
Total Revenue                 $  242.5        $615-$640                                    $1850-$1950    $1,650.7
% of change YOY                     14%                                                         12%-18%         26%

Operating Income[B]           ($  80.1)       $208-$218                                      $480-$510    $  399.8
% of change YOY                     NA                                                          20%-28%         46%

Interest & Other Income       $    7.5            $3-$5                                        $20-$25    $   38.7
% of change YOY                     NA                                                       (48%)-(35%)        42%

EPS[B] [not in millions]      ($  0.24)     $0.66-$0.71                                    $1.57-$1.67    $   1.39
% of change YOY                     NA                                                          13%-20%         51%

Weighted Shares                  198.7          208-212                                        210-215         211

Tax Rate                            34%             34%                                             34%         33%

[A] As of November 19, 2003, this contains forward looking information that is subject to risks and uncertainties. Actual results may differ materially due to the factors included in Intuit's November 19, 2003 earnings press release and SEC filings and at http://www.intuit.com/about_intuit/investors/considerations.html.

[B] These are pro forma, or non-GAAP, financial measures. They exclude acquisition related costs, pre-tax gains and losses related to marketable securities and other investments, and other similar items. See Tables B, D1 and D2 of the accompanying press release.


CORPORATE METRICS

                        FYE/03       Q1/03       Q1/04
                        ------       -----       -----
Capital expenditure     $84.7M      $27.8M      $21.1M

Depreciation            $73.8M      $18.4M      $19.7M

Common Stock Outst.     199.5M      206.4M      198.4M

Full Time Employees     6,624       6,790       7,080


SEGMENT COMPOSITION

QUICKBOOKS
Core (Basic, Pro, 5-Pack, Mac)
Premier (incl. POS)
Enterprise
Online Edition
OEM and Royalties

SMALL BUSINESS PRODUCTS & SERVICES
Payroll (DIY, OSP)
IT Solutions
Support Programs
Supplies
Merchant Account Services
Customer Manager

TURBOTAX
Basic, Deluxe, Premier

PROFESSIONAL ACCOUNTING SOLUTIONS
ProSeries, Lacerte
EasyACCT
PAP
Client Manager
Financial Statement Reporter

VERTICAL BUSINESSES
Intuit Construction Business Solutions
Intuit Public Sector Solutions
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)


                                                               November 19, 2003

INTUIT FACTS...                                                      INTUIT INC.
Investor Relations (650) 944-5436                                   NASDAQ: INTU

BUSINESS METRICS

                                                Q1/FY02   Q2/FY02   Q3/FY02  Q4/FY02   Q1/FY03  Q2/FY03   Q3/FY03  Q4/FY03   Q1/FY04
                                                -------   -------   -------  -------   -------  -------   -------  -------   -------
QUICKBOOKS
     Basic & Pro units                           160K       302K     325K     217K       195K     308K       285K     217K      163K
     Premier units                                 0         16K      23K      17K        15K      37K        35K      35K       26K
     Enterprise units                              0          0        0        1K         1K      1K          1K       1K        1K
                                                ----       ----     ----     ----       ----     ----       ----     ----      ----
Total QuickBooks units sold[D]                   160K       318K     348K     235K       211K     346K       321K     253K      190K

Average Sales Price                             $176       $207     $203     $223       $217     $238       $241     $255      $253

Sell Thru Channel Mix[E]
     % of units at retail                         80%        65%      60%      64%        65%      56%        56%      49%       64%
     % of dollars at retail                       79%        61%      63%      64%        63%      54%        55%      47%       59%

QuickBooks Retail Share[C]
     Unit share FYTD                              76%        82%      83%      84%        76%      80%        82%      82%       81%
     Dollar share FYTD                            81%        87%      89%      89%        83%      87%        89%      89%       87%

SMALL BUSINESS PRODUCTS & SERVICES (SELECTED)
Payroll Customers (000)
     DIY (Basic)                                 594        619      661      675        665      681        711      739       753
     Outsourced                                   42         47       48       60         63       66         66       67        69

CONSUMER TAX
Federal TurboTax (millions)
     Desktop units retail                         NM        1.7      2.4       NM         NM      1.8        2.4       NM        NM
     Desktop units direct                         NM        1.2      0.2       NM         NM      1.0        0.9       NM        NM
     Web units paid                               NM        0.2      2.0       NM         NM      0.3        2.1      0.1        NM
     Web units unpaid                             NM        0.1      0.9       NM         NM      0.2        1.1       NM        NM
                                                ----       ----     ----     ----       ----     ----       ----     ----      ----
Total TurboTax units[D]                           NM        3.2      5.5       NM         NM      3.3        6.5      0.1        NM

TurboTax Efile returns (millions)                 NM        0.6     11.0       NM         NM      0.8       12.1      0.2        NM

Sell Thru Channel Mix[E]
     % of dollars at retail                       NM        54%       37%      NM         NM      50%         32%      NM        NM

Federal TurboTax Retail Share[C]
     Unit share FYTD                              NM        72%       71%      71%        NM      72%         71%      71%       NM
     Dollar share FYTD                            NM        81%       81%      81%        NM      80%         79%      79%       NM

PROFESSIONAL ACCOUNTING SOLUTIONS
     Professional Accounting Tax units            NM         86K       9K      NM         NM      89K          7K      NM        NM
     Efile returns                                NM        0.3M     6.0M      NM         NM      0.5M       7.8M      NM        NM

[C] Source: NPD Group NPD Techworld Monthly Retail Software Report through July 2003 for FY02 and FY03. NPD Group Monthly Retail Software Report through September plus the NPD Group NPD Techworld weekly Retail Software Report for the month of October through 10/26/03.

[D] End-user purchases -- or products customers have acquired and/or paid for at both retail and direct.

[E]   Estimate based on subset of retailers reporting.

NM: Not Meaningful